UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2015

NAVIGANT CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 573-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2015, Navigant Consulting, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Prior Form 8-K”) to report the resignation of Lucinda (Cindy) M. Baier as Executive Vice President and Chief Financial Officer of the Company effective November 30, 2015, and the appointment of Thomas A. Nardi as Interim Chief Financial Officer of the Company, effective upon Ms. Baier’s resignation. This Current Report on Form 8-K/A supplements the Prior Form 8-K in certain respects.

On November 6, 2015, the Compensation Committee of the Company’s Board of Directors approved the terms of an interim executive officer agreement, which the Company and Mr. Nardi entered into on November 9, 2015. Under the agreement, Mr. Nardi will receive a base salary at a rate of $500,000 annually, a one-time sign-on cash bonus of $100,000 and an annual cash incentive bonus equal to 75% of his base salary, prorated based on the number of days Mr. Nardi is employed by the Company during the applicable calendar year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

November 12, 2015	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Executive Vice President and General Counsel